Exhibit 99.3



                                  CERTIFICATION
      PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Acto Digital Video U.S.A. Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

     The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (the Form10-Q) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: August 13, 2003


                                 /s/ Jing Xie
                                 -------------------------------
                                 Jing Xie, President
                                 (Chief Executive Officer of Acto Digital Video U.S.A Inc.)


Dated: August 13, 2003

                                 /s/ Ling Jin
                                 -------------------------------
                                 Ling Jin, Chief Financial Officer
                                 (Chief Financial Officer of Acto Digital Video U.S.A Inc.)

A signed original of this written statement required by Section 906 has been provided to Acto Digital Video U.S.A Inc. and will be retained by Acto Digital Video U.S.A Inc. and furnished to the Securities and Exchange Commission or its staff upon request.